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                                                            EXHIBIT NO. 99.B9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated March 12, 2001, appearing in Post-Effective Amendment No. 33 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 16, 2001.


                                       JAMES R. BORDEWICK, JR.
                                       ----------------------------------------
                                       James R. Bordewick, Jr.
                                       Assistant Clerk and Assistant Secretary

Boston, Massachusetts
July 25, 2001